AMENDMENT NUMBER ONE
                                       TO
                            AVONDALE INDUSTRIES, INC.
                                  PENSION PLAN


         WHEREAS, Avondale Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, adopted the Avondale Industries, Inc. Pension Plan (the "Plan") effective September 1, 1985; said Plan has been amended from time to time; said Plan was amended and restated January 1, 1988;

         WHEREAS, Avondale Industries, Inc. reserved the right to amend the Plan by resolution of the Board of Directors;

         WHEREAS, it is desirable to amend the Plan to clarify the forfeiture provisions;

         NOW, THEREFORE, as authorized by Section 11.1, the Plan is hereby amended effective January 1, 1998 as follows:

                                       I.

         Paragraph Article I, Section 1.43, Year of Benefit Service, is amended and restated to eliminate duplication between Section 1.43 and Section 1.35, which defines the phrase "Service Termination Date." Section 1.43 is amended to read as follows:

                           1.43 Year of  Benefit  Service  shall mean a 12-month
                  period commencing on the date the Eligible Employee completes One Hour of Service, but counting only months while an Eligible Employee (or such later date of participation as specified in Appendix A), or anniversary thereof during which he is employed by a Participating Employer, provided that:

                  a. An Employee shall be credited with one year of Benefit Service for each 12 complete months of employment, whether or not consecutive.

                  b. An Employee shall cease accruing Years of Benefit Service on his Service Termination Date, except if such Employee performs an Hour of Service within the 12-month period commencing on his Service Termination Date, his period of absence shall be treated as employment.

                  c. Years of Benefit Service shall include any period of absence because of Service in the Uniformed Services for a Returning Veteran.
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
                           Except   as   provided   in   Section   1.43(b),    a
                  Participant's Years of Benefit Service regardless of whether the Participant is an employee of Avondale Shipyards Corporation or Avondale Services Corporation, is equal to the years (and fractional years) of service beginning with the Participant's date of hire and ending with his Service Termination Date (other than additional credit for certain periods as explained above). Fractional years are determined by dividing the number of days between the Participant's last anniversary of employment and his Service Termination Date by 365 (366 in leap years).

                                       II.

         Article II, Section 2.5(f), Reemployment of Vested Participant, is amended to insert the phrase "for purposes of receiving future benefit accruals". The amended provision reads as follows:

                           If a  Participant  who  was  vested  in  his  Accrued
                  Benefit terminates employment and is re-employed after any number of One Year Breaks in Service or any number of One Year Breaks in Benefit Service, he shall be reinstated as a Participant for purposes of receiving future benefit accruals, if he is an Eligible Employee, after he completes a Year of Benefit Service from his date of re-employment. His Years of Service and Years of Benefit Service accumulated before his termination shall be added to any Years of Service and Years of Benefit Service which subsequently accumulate. However, his Employment Year may be re-set based on the rules stated in
                  Section 2.5(c).

                                      III.

         Article II, Section 2.5(g)(iv),  is amended to replace the reference to
Section 2.5(h) to Section 2.5(g).

                                       IV.

         Article III, Section 3.5, Vesting Date, is amended to restate the last paragraph to read as follows:

                           If a Participant, who was first credited with an Hour
                  of Service after December 31, 1987, terminates employment with a zero benefit, such Participant will be deemed to have received his full benefit and the non-vested portion shall be immediately forfeited. A Participant can have a benefit restored after reemployment, but only under the circumstances described in Section 2.5.
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

                                       V.

         Article  X,  Provisions  to  Prevent  Discrimination,   is  amended  to
capitalize all references to Highly Compensated Employees.

                                       VI.

         Article XIV, Section 14.6, Payment of Small Benefits, is amended and restated to read as follows:

                           If the Actuarial  Equivalent present value of monthly
                  payments of retirement income to a Participant, who was covered under either the Danly Machine Corporation Pension Plan for Salaried Employees or the Danly Machine Corporation Hourly (Non-Union) Pension Plan, would amount to less than $3,500 before such payments have commenced, the Committee may, it its sole discretion, direct the Trustee to pay such person the then present value of such retirement income in one lump sum payment.

                           If the Actuarial  Equivalent present value of monthly
                  payments of retirement income to a Participant, other than a Participant described in the above paragraph, would amount to less than $5,000 before such payments have commenced, the Committee may, in its sole discretion, direct the Trustee to pay such person the then present value of such retirement income in one lump sum payment.

                           This Section  14.6  applies  even if the  Participant
                  retires prior to his Early, Disability, or Normal Retirement Date.

         IN WITNESS WHEREOF, Avondale Industries, Inc. has caused this amendment to be executed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed, as of the 30th day of December, 1998.

                                            AVONDALE INDUSTRIES, INC.

                                            BY: /S/ THOMAS M. KITCHEN
                                                --------------------------------
                                                    Thomas M. Kitchen, Secretary
ATTEST
/S/ RONALD E. BAILEY
--------------------
(Corporate Seal)
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

                                 ACKNOWLEDGMENT


STATE OF LOUISIANA

PARISH OF JEFFERSON

         BEFORE ME, the undersigned Notary Public, personally came and appeared Thomas M. Kitchen, who being by me sworn did depose and state that he signed the foregoing Amendment Number One to the Avondale Industries, Inc. Pension Plan as a free act and deed on behalf of Avondale Industries, Inc. for the purposes therein set forth.

                                                /S/ THOMAS M. KITCHEN
                                                ---------------------
                                                    Thomas M. Kitchen


SWORN TO AND SUBSCRIBED BEFORE ME THIS 30th DAY OF DECEMBER, 1998.

/S/ A. BLOMKALNS
----------------
NOTARY PUBLIC
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